UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  July 12, 2001
                                                           -------------


                                  VSOURCE, INC.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    000-30326               77-0557617
           --------                    ---------               ----------
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)


           5740 Ralston Street, Suite 110, Ventura, California  93003
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (805) 677-6720
                                                            --------------


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Item  5.  Other  Events.
          -------------

          On  July  12,  2001,  Vsource,  Inc. (the "Registrant") entered into a
Exchangeable Note and Warrant Purchase Agreement and received commitments from funds of Barings Private Equity Partners (Hong Kong) Ltd. and Crestview Capital Fund, LP, officers of the Registrant and other investors to purchase $4.26 million of Series B Exchangeable Notes and Warrants from the Registrant.

          Also on July 12, 2001, the Registrant announced that its subsidiary has been appointed as the exclusive reseller of Gateway, Inc.'s products in Hong Kong and Singapore. The proceeds from the sale of the Series B Notes and Warrants will be used to secure a $4.0 million stand-by letter of credit being obtained by the subsidiary pursuant to the Gateway agreement.

          The press release of the Registrant dated as of July 12, 2001 regarding the financing is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The press release of the Registrant dated as of July 12, 2001 regarding the Gateway agreement is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item  7.  Financial  Statements  and  Exhibits.
          ------------------------------------

(c)     Exhibits.
        --------

99.1    Press Release of Vsource, Inc. dated as of July 12, 2001.
99.2    Press Release of Vsource, Inc. dated as of July 12, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              VSOURCE, INC.
                                              (Registrant)


Dated: July 13, 2001                          By:  /s/  Sandford T. Waddell
                                                   --------------------------
                                                   Sandford T. Waddell
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------

99.1                      Press  Release
99.2                      Press  Release


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